UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 1, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On October 1, 2004, the Vermont Department of Public Service ("DPS") filed its testimony with the Vermont Public Service Board ("PSB") related to Dockets No. 6946 and 6988, Investigation into the Rates of Central Vermont Public Service Corporation ("CVPS") for the Rate Year 2004 and Rate Increase of 5.01 percent for the Rate Year 2005. The DPS's major findings and recommendations include 1) a rate refund to CVPS rate payers retroactive to April 1, 2004 of 4.65 percent or $12 million, and 2) a rate reduction of 5.93 percent or almost $16 million effective with service rendered April 1, 2005. CVPS is currently reviewing the DPS filed testimony.

     AARP, an intervener in the case, has filed testimony that supports a rate increase of up to 3.5 percent, effective April 1, 2005.

     On July 15, 2004, CVPS filed a cost of service in the rate investigation that demonstrated a rate deficiency of 2.4 percent, and recommended that rates should not be decreased retroactively to April 1, 2004. Also on July 15, 2004, CVPS filed its request with the PSB for a 5.01 percent rate increase, expected to be effective April 1, 2005.

     The proposed schedule adopted by the PSB anticipates proceedings through the remainder of 2004 with a final order in March of 2005.

     The Company cannot predict the outcome of the rate investigation or its request for a 5.01 percent rate increase at this time.

     For further information about this matter, see Central Vermont Public Service Corporation's Quarterly Report on Form 10-Q for the period ending June 30, 2004, and its Annual Report on Form 10-K for 2003.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President, Chief Financial Officer, and Treasurer

October 5, 2004